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                                                                    Exhibit 99.5

                                           TENNECO AUTOMOTIVE BOARD OF DIRECTORS
                                           RESTRICTED STOCK NOTIFICATION
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Director

Pursuant to the Tenneco Automotive (the "Company") 2002 Long Term Incentive Plan, as amended, _____ shares (the "Restricted Shares") of the Company's Common Stock have been issued to you by the Company. The stock certificate representing said Restricted Shares was registered in your name, effective as of ____________ (the "Registration Date") and the Restricted Shares are subject to the following restrictions: (1) the Restricted Shares may not be sold, transferred, assigned, pledged or otherwise encumbered and are subject to forfeiture if you cease to serve on the Company's Board of Directors prior to the expiration of the "Restricted Period"; and (2) the "Restricted Period" is the period from the date hereof through the date of your normal retirement from the Company's Board of Directors, unless you are disabled or die, or the Compensation/Nominating/ Governance Committee of the Company's Board of Directors, at its discretion, determines otherwise. During the Restricted Period, you will be entitled to vote the Restricted Shares and receive dividends.

Under current tax law, you will generally be taxed on the value of the Restricted Shares on the date the restrictions lapse. However, as an alternative, you may elect under Internal Revenue Code Section 83(b) to be taxed on the value of the Restricted Shares on the Registration Date, identified above. Whether it is beneficial for you to make this election is something you should decide after consultation with your personal tax advisor. If you make this election, the value of the Restricted Shares will be taxable to you in the year of the Registration Date, rather than in the year that the restrictions lapse. Should you choose to make this election, you must so notify the Company in writing and file the election with the Internal Revenue Service within thirty
(30) days of the Registration Date.

As a condition for this transaction, you are required to execute the acknowledgment at the bottom of the enclosed copy of this notification and return the acknowledged copy of this notification to Karl A. Stewart, Corporate Secretary, Tenneco Automotive by not later than thirty days from the Registration Date. Also enclosed is a form by which you may designate beneficiary for such shares.


ACKNOWLEDGED AND AGREED TO:                 TENNECO AUTOMOTIVE




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Signature                   (Date)          Senior Vice President




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Legal Name (Type or Print)                  Secretary




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